EXHIBIT 16.1
January 11, 2008

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

I have read Driver Passport, Inc.’s statements included under Item 4.01 of its Form 8-K filed on January 11, 2008, and I agree with such statements concerning my firm.

/s/ Michael Pollack CPA, LLC
Michael Pollack CPA, LLC